Exhibit 10.28

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

SECOND AMENDMENT

THIS SECOND AMENDMENT TO DEVELOPMENT AGREEMENT (the “Second Amendment”) is entered into by and between SAINT-GOBAIN PERFORMANCE PLASTICS CORPORATION, a California corporation having an office at 31500 Solon Road, Solon, OH 44139 (“SGPPL”), and ARGOS THERAPEUTICS, INC., a Delaware corporation having an office at 4233 Technology Drive, Durham, NC 27704 (“Argos”). SGPPL and Argos are hereafter referred to collectively as the “Parties,” “Other Party,” or individually as a “Party”, as applicable.

WHEREAS:

A.           SGPPL and Argos entered into that certain Development Agreement, dated as of January 5, 2015 (the “Development Agreement”).

B.           SGPPL and Argos entered into that certain Development Agreement, with an effective date of dated as of December 31, 2015 (the “First Amendment Agreement”).

C.           SGPPL and Argos desire to amend the Development Agreement and the First Amendment upon all of the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, SGPPL and Argos hereby amend the Development Agreement as follows:

1.            Amendment of Section 9.1. Section 9.1 of the Development Agreement is hereby deleted in its entirety and replaced with the following language:

9.1 Term. This Agreement will commence on the Effective Date and will remain in force until December 31, 2017 unless prior to such date the term of this Agreement is (a) mutually extended or terminated by written agreement of the Parties or (b) terminated pursuant to the provisions of Section 9.3 (the “Term”). Notwithstanding the foregoing sentence, this Agreement will automatically terminate on March 1, 2017, unless the Parties (y) have entered into the Supply Agreement by such date or (z) mutually agree in writing to waive such automatic termination.

2.            Ratification; Miscellaneous. The Development Agreement, as amended by this First Amendment, shall remain in full force and effect. , All of the terms, conditions and provisions of the Development Agreement are hereby ratified and affirmed in all respects. This First Amendment shall control to the extent any terms, conditions and obligations contained in this First Amendment conflict with the terms in the Development Agreement. This First Amendment may be executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

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3.            Amendment of Section 3.5 (f). Section 3.5 (f) of the Development Agreement is hereby deleted in its entirety and replaced with the following language:

(f) The deferred tooling amounts as of the effective date of this Agreement are $[**]. The repayment structure will be as follows:

1.	Argos will pay an SGPPL $[**] on or before March 1, 2017.
2.	Argos will pay SGPPL $[**] on or before June 1, 2017.
3.	In consideration for deferring the tooling amounts above, Argos will pay SGPPL a tooling stocking fee of $[**] to be paid no less than [**] after receipt of invoice and in no case later than December 20, 2016.
4.	In the event both Parties agree to further defer items 3.1 and or 3.2, a [**]% interest rate will apply.

(g) For engineering and validation services rendered to date, Argos will pay SGPPL $[**] to be paid [**] days after receipt of invoice and in no case later than March 1, 2017.

(h) Argos will purchase $[**] of product from SGPPL in 2017 in form of take or pay.

4.        Amendment of Section 5.2 (D) (i) and (ii). Section 5.2 (D) (i) and (ii) of the Development Agreement is hereby amended with the following (i) [**] percent for Products and (ii) [**] percent for specified components which are acquired but nor manufactured by SGPPL. All other language in section 5.2 remains.

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment effective as of December 1, 2016.

SAINT-GOBAIN PERFORMANCE PLASTICS CORPORATION

By: /s/ Stephen Maddox

Name: Stephen Maddox

Title: GM Life Sciences

Date: 12/23/2016

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ARGOS THERAPEUTICS, INC.

By: /s/ Jeff Abbey

Name: Jeff Abbey

Title: President and CEO

Date: December 27, 2016

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